UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2014

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

MDU Resources Group, Inc.’s (the “Company”) Annual Meeting of Stockholders was held on April 22, 2014. Three Company proposals were submitted to stockholders as described in the Company’s Proxy Statement dated March 12, 2014. The proposals and the results of the stockholder vote are as follows.

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal to elect eleven directors for one-year terms:
Thomas Everist	132,716,218.039	1,272,871.089	427,627.766	36,793,597.000
Karen B. Fagg	132,982,809.396	950,194.488	483,713.010	36,793,597.000
David L. Goodin	133,155,051.894	831,763.253	429,901.747	36,793,597.000
Mark A. Hellerstein	132,831,185.768	1,130,113.811	455,417.315	36,793,597.000
A. Bart Holaday	132,032,594.856	1,852,548.527	531,573.511	36,793,597.000
Dennis W. Johnson	132,135,324.185	1,839,362.735	442,029.974	36,793,597.000
William E. McCracken	133,073,018.783	853,285.454	490,412.657	36,793,597.000
Patricia L. Moss	132,578,244.178	1,348,836.744	489,635.972	36,793,597.000
Harry J. Pearce	132,859,506.708	1,086,923.954	470,286.232	36,793,597.000
J. Kent Wells	132,940,766.945	993,388.373	482,561.576	36,793,597.000
John K. Wilson	132,249,341.492	1,694,992.882	472,382.520	36,793,597.000

All of the Company’s nominees were elected, having received more votes cast “for” their election than “against” their election.

	Shares For	Shares Against	Abstentions
Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014	165,304,121.882	5,202,605.511	703,586.501

The proposal was approved, having received the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal.

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers	130,129,383.681	2,904,580.864	1,382,752.349	36,793,597.000

The proposal was approved, on a non-binding advisory basis, having received the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2014

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness

Paul K. Sandness
General Counsel and Secretary